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                                                                    EXHIBIT 4(e)


              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      of

                        ___% PREFERRED STOCK, SERIES __
                        ($_____ LIQUIDATION PREFERENCE)

                                      of

                            AMSOUTH BANCORPORATION


                        Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware



          We the undersigned, __________________ and _______________, the
[Chairman of the Board] and [Assistant] Secretary, respectively, of AmSouth Bancorporation, a Delaware corporation (the "Company"), do hereby certify as follows:

          Pursuant to the authority granted to the Board of Directors by Section IV of the Restated Certificate of Incorporation of the Company, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, by action duly taken on ________, has adopted the following resolutions fixing the designation, amount and stated value of a new series of the Company's Preferred Stock, and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereon:

          RESOLVED, that there is hereby established a series of Preferred Stock of the Company, and the designation, amount and stated value of such series of Preferred Stock, and the powers, preferences and relative, participating, optional and other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are hereby fixed as follows:

                    (i)  Designation:  The shares of such series shall be
                         -----------
          designated as "___% Preferred Stock, Series __ ($_____ Liquidation
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          Preference)" (the "Series __ Preferred Stock"). Each share of Series
          __ Preferred Stock shall be identical in all respects with all other shares of Series __ Preferred Stock except as to the dates from and after which dividends thereon shall be cumulative.

                    (ii)  Amount:  The number of shares of Series __ Preferred
                          ------
          Stock shall initially be __________, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of Series __ Preferred Stock redeemed, purchased by the Company [or converted into Common Shares] shall be canceled and shall revert to authorized but unissued Preferred Shares undesignated as to series. Shares of Series __ Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder's fractional share, to all rights of a holder of a whole share of Series
          __ Preferred Stock.

                    (iii) Dividends and Distributions:
                          ---------------------------

                    (a) The holders of Series __ Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, [cumulative] cash dividends at the annual rate of $_____ per share, and no more, payable quarterly on the first days of __________, __________, __________ and
          __________, respectively, in each year with respect to the quarterly dividend period (or portion thereof) ending on the day preceding such respective dividend payment date, to shareholders of record on the respective date, not exceeding sixty days preceding such dividend payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend.

                    [(b) Dividends on the shares of Series __ Preferred Stock shall be cumulative as follows: (1) if issued prior to the record date for the first dividend on shares of such series, from the date of issue thereof; (2) if issued during the period commencing immediately after a record date for a dividend on shares of such series and ending on the payment date for such dividend, from such dividend payment date; and (3) otherwise from the first day of __________, __________, __________ and __________ preceding the date of issue of such shares.]

                    (c)   No dividend shall be declared and paid or set apart
          for payment and no distribution shall be made on any share of Series
          __ Preferred Stock or any share of any other class or series of stock ranking
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          on a parity with the Series __ Preferred Stock as to dividends for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period [(including any accumulation in respect of unpaid dividends for prior dividend periods)], ratably in proportion to the respective dividends applicable thereto, shall be declared and paid or set apart for payment on all shares of Series __ Preferred Stock and all shares of any class or series of stock ranking on a parity with the Series __ Preferred Stock as to dividends then issued and outstanding and entitled to receive dividends. [When dividends are not paid in full
          (or a sum sufficient for such full payment is not set apart) upon the Series __ Preferred Stock and any other series of preferred stock of AmSouth ranking on a parity, as to dividends, with the Preferred
          Stock, dividends upon Series __ Preferred Stock and dividends on such other series of preferred stock ranking on a parity with such series of Preferred Stock will be declared pro rata so that the amount of dividends declared per share on Series __ Preferred Stock and such other series of preferred stock ranking on a parity with such series of Preferred Stock will in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series __ Preferred Stock (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on such series of Preferred Stock are cumulative) and accrued dividends, including required or permitted accumulations, if any, on shares of such other series of preferred stock, bear to each other.] So long as any share of Series __ Preferred Stock remains outstanding, unless the full dividend on all shares of Series __ Preferred Stock for the then current quarterly dividend period [(including any accumulation in respect of unpaid dividends for prior dividend periods)] shall have been declared and paid or set apart for payment and all prior sinking fund requirements with respect to the Series __ Preferred Stock shall have been complied with, (i) no dividend shall be declared and paid or set apart for payment and no distribution shall be made on any junior stock other than a dividend payable in junior stock, (ii) the Company shall not purchase, redeem or otherwise acquire for consideration any junior stock (or pay any monies into a sinking fund for the redemption of any such shares), directly or indirectly (other than as a result of a reclassification of junior stock, or the exchange or conversion of one junior stock for or into another junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of other junior stock), and (iii) the Company shall not purchase, redeem or otherwise acquire for consideration any shares of any class or series of stock ranking on a parity as to dividends with the Series
          __ Preferred Stock (or pay any monies into a sinking fund for the redemption of any such shares), directly or indirectly, other than pursuant to pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding Series __ Preferred Stock and all shares of any other class or series ranking on a parity as to dividends with the Series __ Preferred Stock (other than as a result of the exchange or conversion of such shares for or into junior stock, or other than through the use of the proceeds of a substantially contemporaneous sale of junior stock). Subject to the foregoing, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any junior stock from time to time out of any funds legally available therefor, and the Series __ Preferred Stock shall not be entitled to participate in any such dividends, whether payable in cash, stock or otherwise.

                    (d) No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment on Series __ Preferred Stock that may be in arrears. Any dividend payment made on Series __ Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series that remains payable.

                    (iv) Liquidation:
                         -----------

                    (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series __ Preferred Stock shall be entitled to receive out of the assets of the Company, before any distribution or payment is made to the holders of any junior stock, to be paid out of the assets of the Company or proceeds thereof, whether from capital or surplus, the amount of $_____ per share together with the amount of any dividends accrued and unpaid thereon (whether or not earned or declared), and after such payment the holders of the Series __ Preferred Stock shall have no right or claim to any of the remaining assets of the Company.

                    (b) If the assets of the Company available for distribution to the holders of shares of Series __ Preferred Stock upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section (iv), no distribution shall be made on account of any shares of any other class or series of stock of the Company ranking on a parity with the Series __ Preferred Stock upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series __ Preferred Stock, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon liquidation, dissolution or winding up.

                    (c) Upon the liquidation, dissolution or winding up of the Company, the holders of shares of Series __ Preferred Stock then outstanding shall be entitled to be paid out of assets of the Company available for distribution to its stockholders all amounts to which such holders are entitled pursuant to the paragraph (a) of this Section (iv) before any payment shall be made to the holders of any junior stock.

                    (d) For the purposes of this Section (iv), a consolidation or merger of the Company with or into another corporation or corporations, or a sale, lease or conveyance, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Company, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Company.

                    [(v)  Redemption:
                          ----------

                    (a) Issued and outstanding shares of Series __ Preferred Stock shall be redeemable at the option of the Company, as a whole or from time to time in part, at any time or from time to time, upon notice given as hereinafter specified, at the redemption price in effect at the redemption date as provided in this Section (v), together with accrued dividends as of the redemption date (whether or not earned or declared). The redemption price for shares of Series __ Preferred Stock shall be $_____ per share if the date designated for redemption is on or before [__________], $_____ per share if thereafter and on or before [__________], $_____ per share if thereafter and on or before [__________], and $_____ per share if thereafter.

                    (b) Notice of every redemption of shares of Series __ Preferred Stock shall be given by publication at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least 30 days and not more than 60 days prior to the date fixed for redemption. [In the case of Depositary Shares, the Company shall give notice of such redemption to the Depositary not less than 40 or more than 70 days prior to the date fixed for redemption. Notice of every such redemption shall also be mailed first class by the Company [or, in the case of Depositary Shares, by the Depositary], postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses as they shall appear on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days prior to the date fixed for redemption; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed.

                    (c) In case of redemption of only a part of the shares of Series __ Preferred Stock at the time outstanding, whether for sinking fund purposes or otherwise, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority, subject to the provisions herein contained, to prescribe the terms and conditions upon which shares of the Series __ Preferred Stock shall be redeemed from time to time.

                    (d) If notice of redemption shall have been duly given, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest.

                    (e) If such notice of redemption shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the holders of the shares called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expiring. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $10,000,000 according to its last published statement of condition, and shall be identified in the notice of redemption. Any interest accrued on such funds shall be paid to the Company from time to time.

                    (f) Any funds so set aside or deposited by the Company which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such deposit shall be released or repaid to the Company forthwith. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such redemption date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the holders of the shares so called for redemption shall look only to the Company for payment thereof.]

                    [(vi) Conversion:]
                          ----------

                    (vii) Voting:
                          ------

                    (a) Except as expressly provided hereinafter in this Section (vii) or as otherwise may from time to time be required by law, the holders of Series __ Preferred Stock shall have no voting power.

                    [(b) If and whenever six quarterly dividends (whether or not consecutive) payable on any series of Preferred Stock shall be in arrears in whole or in part whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of shares of Series __ Preferred Stock, together with the holders of shares of every other series of Preferred Stock similarly entitled to vote for the election of two additional directors, voting separately as a class, regardless of series, shall be entitled to elect the two additional directors at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of such series of the Preferred Stock called as hereinafter provided. Whenever all arrears in dividends on the Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of such series of the Preferred Stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of such series of the Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series __ Preferred Stock and of any other such series of the Preferred Stock, the secretary of the Company may, and upon the written request of any holder of Series __ Preferred Stock (addressed to the secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series __ Preferred Stock and of such other series of the Shares for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of shares of Series __ may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of such series of the Preferred Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination of the then remaining director elected by the holders of such series or the successor of such remaining director.]

                    (c) So long as any shares of Series __ Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the certificate of incorporation, the consent of the holders of at 66 2/3% of the shares of Series __ Preferred Stock and of all other series of the Preferred Stock similarly entitled to vote upon the matters specified in this Section (vii), at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                    (1) Any amendment, alteration or repeal of any of the provisions of the certificate of incorporation, or of the by-laws, of the Company, which affects adversely the voting powers, rights or preferences of the holders of Preferred Stock; provided, however, that the amendment of the provisions of the certificate of incorporation of the Company so as to authorize or create, or to increase the authorized amount of, any junior stock or any shares of any class ranking on a parity with the Preferred Stock shall not be deemed to affect adversely the voting powers, rights or preferences of the holders of Preferred Stock; and provided further, however, that if any such amendment, alteration or appeal would affect adversely any voting powers, rights or preferences of the Series __ Preferred Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance with this Section (vii), the consent of the holders of at least 66 2/3% of the Series __ Preferred Stock and of all other series similarly affected, similarly given, shall be required in lieu of the consent of the holders of at least 66 2/3% of the Shares of Series __ Preferred Stock and of all other series of the Preferred Stock otherwise entitled to vote in accordance with this Section (vii);

                    (2) The authorization or creation of, or any increase in the authorized amount of, any class of stock, or the establishment or designation of any series of stock (unless the class of which such series is a part has been authorized previously pursuant to this paragraph (vii)(c)(2)), or the issuance or sale of any obligation, security or instrument convertible into, exchangeable for, or evidencing the right to purchase, acquire or subscribe for shares of a class or series of stock, if in any such case such class or series of stock ranks prior to the Series __ Preferred Stock as to dividends or distribution of assets upon liquidation, dissolution or winding up (unless the class or series has been authorized previously pursuant to this paragraph (vii)(c)(2)); or

                    (3) The merger or consolidation of the Company with or into any other corporation, unless the resulting corporation will thereafter have no class of shares and no other securities either authorized or outstanding ranking prior to Series __ Preferred

               Stock in the distribution of its assets on liquidation, dissolution or winding up or in the payment of dividends, except the same number of shares and the same amount of other securities with the same rights and preferences as the shares and securities of the Company respectively authorized and outstanding immediately preceding such merger or consolidation, and each holder of shares of Series __ Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights and preferences, of the resulting corporation; provided, however, that no such consent of
                                      --------  -------
               the holders of Series __ Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the redemption of all shares of Series __ Preferred Stock at the time outstanding.

                    (d) Holders of Series __ Preferred Stock, and the holders of shares of any other series of Preferred Stock upon which like voting rights have been conferred and are then exercisable, shall be entitled to one vote for each share of such stock held on matters as to which such holders shall be entitled to vote.

                    (viii) Definitions:  As used herein with respect to Series
                           -----------
          __ Preferred Stock, the following terms shall have the following meanings:

                    (a) The term "junior stock" shall mean the Common Shares and any other class or series of shares of the Company hereafter authorized over which Series __ Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

                    (b) The term "accrued dividends", with respect to any share of any class or series, shall mean an amount computed at the annual dividend rate for the class or series of which the particular share is a part, from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid thereon.

                    (ix)  No Other Rights:  The shares of Series __ Preferred
                          ---------------
          Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth herein.



(Seal)                              ___________________________
                                          Chairman of the Board



Attest:


___________________________
        Secretary